CleanSpark, Inc. Reports Financial Results for its Third Quarter Ended June 30, 2021

Three-month revenue increased 250% to $11.9 million from one year ago quarter

Nine-month revenue increased 176% to $22.3 million from one year ago period

SALT LAKE CITY, UT, August 17, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company”), a clean Bitcoin mining and diversified software and services company, yesterday reported results after the close of the US markets for the three and nine months ended June 30, 2021.

The Company’s Quarterly Report on Form 10-Q and accompanying unaudited interim financial statements are available at www.sec.gov and the Company website at https://ir.cleanspark.com/sec-filings/.

As previously announced, the Company held its third quarter 2021 live virtual earnings presentation and business update for investors and analysts on August 16, 2021, at 1 p.m. PST/4 p.m. EST. A recording of the call is available for replay at:

https://globalmeet.webcasts.com/viewer/event.jsp?ei=1486534&tp_key=e7f1f1fabl

A transcript of the event is available on the Company’s website.

Financial Highlights

Nine months ended June 30, 2021

•	Revenues for the nine months ended June 30, 2021, were $22.3 million, an increase of $14.2 million, or 176%, from $8.1 million for the same prior year period.

•	Net loss for the nine months ended June 30, 2021, was ($16.4) million, or ($0.60) loss per share, compared to a loss of ($16.3) million, or ($2.32) loss per share, for the same prior year period, an improvement of $1.72 per share.

•	Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net loss for the nine months ended June 30, 2021, of ($2.7) million, or ($0.10) loss per share, compared to a loss of ($4.1) million, or ($0.58) loss per share, for the same prior year period.

•	Adjusted EBITDA after incorporation of non-recurring costs, a non-GAAP term, resulted in a non-GAAP net income for the nine months ended June 30, 2021, of $6.2 million, or $0.23 earnings per share, compared to a net loss of ($3.9) million, or ($0.56) loss per share, for the same prior year period—an improvement of $0.79 per share.

Three months ended June 30, 2021

•	Revenues for the three months ended June 30, 2021, were $11.9 million, an increase of $8.5 million, or 250%, from $3.4 million for the same prior year period.

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•	Net loss for the three months ended June 30, 2021, was ($16.7) million, or ($0.49) basic loss per share, compared to a loss of ($8.5) million, or ($0.77) loss per share, for the same prior year period—an improvement of $0.28 per share.

•	Adjusted EBITDA, a non-GAAP term, resulted in a non-GAAP net loss for the three months ended June 30, 2021, of ($3.6) million, or ($0.11) loss per share, compared to a loss of ($1.1) million, or ($0.10) loss per share, for the same prior year period.

•	Adjusted EBITDA after incorporation of non-recurring costs, a non-GAAP term, resulted in a non-GAAP net income for the three months ended June 30, 2021, of $2.3 million, or $0.07 earnings per share, compared to a net loss of ($1.1) million, or ($0.10) loss per share, for the same prior year period—an improvement of $0.17 per share.

Bitcoin Mining Production

•	In the quarter ended June 30, 2021, the Company produced more than 191 Bitcoins and has produced an aggregate of 598 Bitcoins since acquiring its mining operations on December 10, 2021, through August 14, 2021.

Balance Sheet Highlights as of June 30, 2021

Assets:

•	Cash: $22.2 Million
•	Digital Currency: $10.4 Million, or 301.4 Bitcoin
•	Total Current assets: $51.9 Million
•	Total Mining assets (Prepaid Deposits/Deployed Miners): $188.2 Million
•	Total Assets: $297.5 Million

Liabilities and Stockholders’ equity:

•	Current Liabilities: $11.9 Million
•	Total Liabilities: $15.7 Million
•	Total Stockholders’ Equity: $281.8 Million

Working capital

Working capital of $39.9 million as of June 30, 2021, compared to $2.9 million as of September 30, 2020, for an increase of $37.0 million.

Operational Highlights - Quarter ended June 30, 2021

•	Current hashrate capacity now exceeds 820 PH/s, which is nearly double the capacity just 46 days ago. The Company anticipates achieving 1.0 EH/s in production capacity within the coming month when the balance of the mining rigs scheduled to be hashing in August are installed. To put this in perspective, the Company produced just over 3 BTC on June 30. It is now capable of producing between 6 and 7 Bitcoin per day. At current difficulty rates, 1.0 EH/s would result in approximately 8-9 bitcoins per day, which would result in $376,000 to $423,000 per day, or $137 million to $154 million in annualized revenue, using a bitcoin price of $47,000.

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•	CleanSpark continues to work on expanding its total energy capacity to accelerate the growth of its bitcoin mining operations in Atlanta this fall. The expansion will bring this site’s total capacity to 50 MW. In addition to this expansion, a partnership with Coinmint has allowed the Company to continue growth while construction is ongoing. All the new mining rigs received this summer were promptly deployed with Coinmint. This partnership has increased the total available power for mining by approximately 25 MW.

•	CleanSpark has over 22,000 of the latest generation Bitmain S19 and S19 Pro mining rigs scheduled to arrive and be installed over the next 12 to 14 months, and the Company expects to place additional orders in the near future to continue growing its mining fleet beyond what it has currently ordered. As a result of these pre-orders, the hashrate is expected to increase to 3.4 EH/s. For perspective, at current difficulty rates, if the full 3.4 EH/s of capacity were in place today it would result in 26 to 28 bitcoins per day. This capacity, in turn, would result in $1.2 to $1.3 million per day, or $446 million to $480 million in annualized revenue, using a Bitcoin price of $47,000.

•	CleanSpark has seen continued growth in its Electric Vehicle (EV) charging initiative, with 15 EV companies now using the Company’s OpenADR software solutions to aid in load management for EV charging stations and balancing the impact the increased power demand has on the traditional grid.

•	The Company continues to see strong growth trends in the energy business. CleanSpark executed over $6.0 million in additional energy-related contracts last quarter and increased its quarter-over-quarter revenues by 61%. This strong sales growth has resulted in a very robust backlog that is expected to result in positive revenue growth over the next several quarters. Although the Company is seeing strong sales growth, the energy industry as a whole is still encountering certain global supply chain constraints, such as the tight battery supply experienced in the Company’s past quarter. Fortunately, the supply chain is being shored up and a large number of batteries were received into inventory in June and July. CleanSpark expects positive improvements to the overall global supply chain and continued normalization through the balance of 2021.

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or by visiting the Company’s website.

About CleanSpark:

CleanSpark, Inc., a Nevada corporation, is an energy technology and clean Bitcoin mining Company that is focused on solving modern energy challenges. The Company and its subsidiaries also own and operate a fleet of Bitcoin miners at its facilities outside of Atlanta, Georgia.

For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations .

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Non-GAAP Financial Measures

Management believes that the use of adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, is helpful for an investor to assess the performance of the Company. The Company defines adjusted EBITDA as income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, impairment of long-lived assets, financing costs, stock-based compensation expense, other non-cash expenses, certain non-recurring expenses, and expenses related to discontinued operations.

Adjusted EBITDA and Adjusted EPS is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, CleanSpark management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as providing the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time.

The Company’s adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. The Company’s adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. CleanSpark management does not consider adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

	Three Months Ended
	June 30, 2021	June 30, 2020
Net Income/(Loss) attributable to shareholders (US GAAP)	$(16,677,127)	$(8,551,301)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	3,656,757	745,244
Stock based compensation	3,399,371	261,432
Impairment expense	3,720,481	—
Interest, financing charges, non-cash amortization of debt discounts	(28,625)	7,066,496
Unrealized (gain)/loss on equity/derivative security	2,231,360	(638,794)
Non-cash amortization of right of use assets	105,255	11,274
Total:	$13,084,599	$7,445,652

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(3,592,528)	$(1,105,649)

One-time and non-recurring expenses	$5,895,239	$—

Non-GAAP Adjusted EBITDA (after elimination of onetime and non-recurring expenses)	$2,302,711	$(1,105,649)

Weighted average common shares outstanding - basic	34,014,221	11,119,288

Non-GAAP Adjusted EBITDA earnings/(loss) per common share - basic	$(0.11)	$(0.10)
Non-GAAP Adjusted EBITDA (after elimination of non-recurring expenses) earnings/(loss) per common share - basic	$0.07	$(0.10)

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	Nine Months Ended
	June 30, 2021	June 30, 2020
Net Income/(Loss) attributable to shareholders (US GAAP)	$(16,622,124)	$(16,282,653)
Less: Depreciation, amortization and other non-cash items:
Depreciation and amortization	6,883,020	2,126,313
Stock based compensation	8,599,029	1,171,632
Impairment expense	3,720,481	—
Interest, financing charges, non-cash amortization of debt discounts	(101,367)	10,518,094
Unrealized (gain)/loss on equity/derivative security	(5,418,275)	(1,622,553)
Non-cash amortization of right of use assets	271,715	33,000
Total:	$13,954,603	$12,226,486

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(2,667,521)	$(4,056,167)

One-time and non-recurring expenses	$8,851,137	$130,000

Non-GAAP Adjusted EBITDA (after elimination of non-recurring expenses)	$6,183,616	$(3,926,167)

Weighted average common shares outstanding - basic	27,355,111	7,003,927

Non-GAAP Adjusted EBITDA earnings/(loss) per common share - basic	$(0.10)	$(0.58)
Non-GAAP Adjusted EBITDA (after elimination of non-recurring expenses) earnings/(loss) per common share - basic	$0.23	$(0.56)

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, deployment of miners, the growth of the facility and other statements regarding the expectations, beliefs, plans, intentions, and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: delays in equipment and battery energy storage systems availability and delivery, the successful deployment of energy solutions for residential and commercial applications, the fitness of the Company's energy hardware, software and other solutions for this particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for the Company's software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's  Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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